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EXHIBIT 21
(to Form 10-K)
THE CLOROX COMPANY
SUBSIDIARIES OF THE REGISTRANT
(100% owned unless otherwise indicated)



Subsidiaries                                                           Jurisdiction of Incorporation
- ---------------                                                        -----------------------------

1109346 Ontario Ltd.                                                   Canada

American Sanitary Company S.A.                                         Costa Rica

American Sanitary                                                      Cayman Islands
 Company (Overseas) Inc. (51%)

Amesco Ltd. (49%)                                                      Cayman Islands

Brita America Inc.                                                     Nevada

Brita (Canada) Inc.                                                    Canada

Brita Ltd. (50%)                                                       Canada

The Brita Products Company                                             Delaware

Brita (South America) Inc. (50%)                                       Canada

Camello Cayman Co.                                                     Cayman Islands

Ciaba Acquisition S.A.                                                 Argentina

Ciaba Holdings S.A.                                                    Argentina

Clorox Argentina S.A. (90%)                                            Argentina

Clorox (Barbados) Inc.                                                 Barbados

Clorox do Brasil Ltda.                                                 Brasil

The Clorox Company of Canada, Ltd.                                     Canada

Clorox (Cayman Islands) Ltd.                                           Cayman Islands

Clorox Chile S.A.                                                      Chile

The Clorox China Company                                               Delaware

Clorox Export Company, Inc.                                            Barbados

Clorox (Far East) Ltd.                                                 Hong Kong

The Clorox (Guangzhou) Company Ltd. (95%)                              People's Republic of China

The Clorox International Company                                       Delaware

Clorox Korea Ltd.                                                      Korea

Clorox (Malaysia) Industries Sdn. Bhd.                                 Malaysia

Clorox (Malaysia) Sdn. Bhd.                                            Malaysia

Clorox de Mexico, S.A. de C.V.                                         Mexico

Clorox del Pacifico S.A. (80%)                                         Peru

Clorox de Panama S.A.                                                  Panama

Clorox del Peru S.A.                                                   Peru

Clorox Products Manufacturing Company                                  Delaware

The Clorox Professional Products Company                               Delaware

The Clorox Company of Puerto Rico                                      Delaware

The Clorox Sales Company                                               Delaware

Clorox Services Company                                                Delaware

The Clorox South Asia Company                                          Delaware

Clorox Uruguay S.A.                                                    Uruguay

CLX Realty Co.                                                         Delaware

Corporacion Clorox de Venezuela, S.A.                                  Venezuela

EcuaClorox S.A.                                                        Ecuador

Electroquimicas Unidas S.A.C.I.                                        Chile

Henkel Iberica, S.A. (20%)                                             Spain

The Household Cleaning Products                                        Egypt
   Company of Egypt, Ltd. (49%)

The HV Food Products  Company                                          Delaware

HV Manufacturing Company                                               Delaware

Kaflex S.A.                                                            Argentina

Kingsford Charcoal of Canada, Ltd.                                     Canada

The Kingsford Products Company                                         Delaware

Marpla Forestal S.A.                                                   Argentina

The Mexco Company                                                      Delaware

Mohammed Ali Abudawood and                                             Saudi Arabia
  Company for Industry (30%)

National Cleaning Products                                             Saudi Arabia
  Company Limited (30%)

Papelara Mar del Plata, S.A..I. y C.                                   Argentina

PMP Acquisition S.A.                                                   Argentina

Poett San Juan S.A.                                                    Argentina

Productos Del Hogar, C. por A. (49%)                                   Dominican Republic

Rocha Color S.A.                                                       Uruguay

Tecnoclor, S.A. (60%)                                                  Colombia

United Cleaning Products Mfg. Co. Ltd. (33%)                           Yemen Arab Republic

Yuhan-Clorox Co., Ltd. (50%)                                           Korea



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